UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE

SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X] Preliminary Information Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[   ] Definitive Information Statement

PrepaYd, Inc.

(Name of Registrant as Specified in its Charter)

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[   ] Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

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(5) Total fee paid:

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PrepaYd, Inc.

20271 S.W. Acacia Street #200

Newport Beach CA 92660

INFORMATION STATEMENT

Pursuant To Section 14(c) of Securities and Exchange Act Of 1934

Approximate Date of Mailing: February 20, 2012

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information Statement is being furnished by the Board of Directors of PrepaYd, Inc. (the “Company”) to the stockholders of record of the Company’s common stock at the close of business on February 15, 2012 (the “Record Date”), and is being sent to you to inform you of action which has been approved by the holders of at least a majority of the voting power of the Company outstanding on the Record Date, by written consents without holding a meeting of stockholders. By such written consents, such stockholders approved the following action:

1.

To amend our Articles of Incorporation to authorize 200,000,000 shares of Preferred Stock

2.

To authorize a designation of Series A Preferred Stock

3.

To authorize the exchange of 200,000,000 shares of Preferred Stock for 200,000,000 shares of common stock held by the Company’s CEO

Our Board of Directors unanimously adopted and approved the proposal on February 15, 2012, and on February 15, 2012, we received the written consent, in lieu of a meeting of stockholders, from the holders of a majority of the outstanding shares with the right to vote on these matters. No other votes were required to adopt the Amendment and none are being solicited hereunder.  A copy of the Certificate of Amendment to the Articles of Incorporation is attached hereto as Exhibit 3.1.  A copy of the Certificate of Designation is attached hereto as Exhibit 3.2

This Information Statement is first being mailed or furnished to stockholders on or about February 20, 2012, and the Amendment described herein will not become effective until at least twenty (20) calendar days thereafter. We will pay all costs associated with the preparation and distribution of this Information Statement, including all mailing and printing expenses.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

OUTSTANDING SECURITIES AND VOTING RIGHTS

As of February 15, 2012, our Articles of Incorporation authorize the issuance of up to 1,000,000,000 shares of common stock, par value $0.001.  There were 575,153,870 shares of common stock issued and outstanding as of February 15, 2012.  Our Articles of Incorporation currently do not authorize the issuance of Preferred Stock.  There are presently no shares of preferred stock outstanding.

Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of Stockholders.  However, under Nevada law, any action that may be taken at any stockholders’ meeting may be taken by written consent of the requisite number of stockholders required to take such action.  The Amendment requires the affirmative vote or written consent of the holders of a majority of the Company’s outstanding common stock.

STOCKHOLDERS' RIGHTS

The elimination of the need for a special meeting of the stockholders to approve the actions proposed and discussed in this Information Statement is authorized by Section 78.320(2) of the Nevada Revised Statutes (the "NRS").  This section provides that any action required or permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting, before or after the action, if a written consent thereto is signed by the stockholders holding at least a majority of the voting power.

In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the proposed resolutions as early as possible in order to accomplish the purposes of the Company, the Company chose to obtain the written consent of its stockholders holding a majority of the Company's voting power.

The action described in this Information Statement cannot be taken until at least 20 days after this Information Statement has been first mailed to the Company's stockholders.

NO DISSENTERS' RIGHTS

The NRS do not provide for dissenter's rights in connection with any of the actions proposed in this Information Statement.

THE RESOLUTIONS

Amendment to Articles of Incorporation

The Board has approved, and the stockholders owning a majority of the shares entitled to vote on matters submitted to the stockholders have consented in writing to amend Article VI, Section 1 of the Corporation’s Articles of Amendment to read as follows:

Section 1.  Authorized Shares.

The total number of shares which this corporation is authorized to issue is 1,000,000,000 shares of common stock at $0.001 par value per share, and 200,000,000 shares of preferred stock at $0.001 per share.

A copy of the Articles of Amendment effecting the name change, in substantially the form to be filed with the Secretary of State of Nevada, is attached to this Information Statement as Exhibit 3.1.  The stockholders owning a majority of the issued and outstanding shares of the Common Stock have consented to the change in authorized capital, which will become effective on or about March 12, 2012 (the "Effective Date").

The Company has taken all action required under Nevada law to approve the Amendment; however, since stockholder approval of the Amendment was obtained by written consent rather than at a stockholders' meeting, Nevada law requires that notice be sent to all non-consenting stockholders notifying them of the actions taken not more than 30 days after the effective date of the consent and the Exchange Act will not permit such filing until the expiration of 20 calendar days from the date hereof. The Articles of Amendment filed with the Nevada Secretary of State will not become effective until the Effective Date, after the expiration of the 20-calendar day period.

Designation of and Issuance Preferred Stock

The Board has approved, and the stockholders owning a majority of the shares entitled to vote on matters submitted to the stockholders have consented in writing to designate 200,000,000 shares of Series A Preferred Stock.  The Series A Preferred stock is entitled to three votes per share, but may not be sold or otherwise transferred for a period of three years, or in the event of a sale or other dispensation of the Company.

The Board has also approved, and the stockholders owning a majority of the shares entitled to vote on matters submitted to the stockholders have consented in writing to issue 200,000,000 shares of Series A Preferred Stock to the Company’s CEO in exchange for 200,000,000 shares of common stock.

A copy of the Certificate of Designation to be filed with the Secretary of State of Nevada, is attached to this Information Statement as Exhibit 3.2.  The stockholders owning a majority of the issued and outstanding shares of the Common Stock have consented to the designation of and issuance of the Series A Preferred Stock, which will become effective on or about March 12, 2012 (the "Effective Date").

The Company has taken all action required under Nevada law to approve the Certificate of Designation; however, since stockholder approval was obtained by written consent rather than at a stockholders' meeting, Nevada law requires that notice be sent to all non-consenting stockholders notifying them of the actions taken not more than 30 days after the effective date of the consent and the Exchange Act will not permit such filing until the expiration of 20 calendar days from the date hereof. The Certificate of Designation filed with the Nevada Secretary of State will not become effective until the Effective Date, after the expiration of the 20-calendar day period.

Stockholder Approval Previously Obtained

There were 575,153,870 shares of common stock and no shares of preferred stock issued and outstanding as of February 15, 2012.  Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders.

By written consent dated February 15, 2012 the stockholders owning a majority of the outstanding stock entitled to vote have approved the adoption and implementation of the Amendment.  Such action is sufficient to satisfy the applicable requirements of Nevada law that stockholders approve such actions. Accordingly, stockholders will not be asked to take further action on the Amendment at any future meeting and the Board of Directors does not intend to solicit any proxies or consents from any other stockholders in connection with the Amendment.

Purpose and Effect of the Amendment, and the Designation and Issuance of Preferred Stock

The purpose of the actions taken was to provide the Company’s CEO with both the ability and the incentive to grow the Company’s business over the next three years for the benefit of the shareholders.  The Board of Directors and the majority shareholders believe it is vital to the health of the Company and to shareholder value that the Company’s founder and CEO be able to operate the business of the Company.  We accordingly believe that exchanging voting control for a significantly reduced current value of equity held was in the best interest of the Company.  We also believe that restricting the sale of stock held by the CEO will provide a significant incentive to continue to improve the Company’s business and increase shareholder value long term.

EFFECTIVENESS OF AMENDMENT

The Company reserves the right, upon notice to stockholders, to abandon or modify the proposed Amendment at any time prior to the filing of the Amendment upon consent of the Board and the holders of a majority of the existing stock entitled to vote on matters submitted to the stockholders.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Bruce A. Berman, the Company’s Chief Executive Officer and Chairman, has a direct interest in this transaction to the extent that the actions taken hereby will permit him to exchange 200,000,000 shares of common stock for 200,000,000 shares of Series A Preferred Stock, and obtain voting control of the Corporation.

These actions were approved unanimously by the disinterested directors of the Company, and by the disinterest former director and current shareholder of the Company.  Such parties considered the proposal and deemed it to be inherently fair to, and in the best interests of, the Company and its shareholders.  All disinterested directors and officers were given the opportunity to submit a letter opposing the actions, and no such person as done so.

No other director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect,

by security holdings or otherwise, resulting from the matters described herein, which is not shared by all other stockholders pro-rata, and in accordance with their respective interests.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of our common stock as of February 15, 2012.  The table shows the amount of shares owned by:

(1)

each person known to us who owns beneficially more than five percent (5%) of the outstanding shares of any class of the Company’s stock, based on the number of shares outstanding as of February 15, 2012;

(2)

each of the Company’s Directors and Executive Officers; and

(3)

all of its Directors and Executive Officers as a group.

IDENTITY OF PERSON OR GROUP	AMOUNT OF SHARES BENEFICIALLY OWNED	PERCENT OF SHARES BENEFICIALLY OWNED[1,2]	CLASS
Bruce Berman CEO and Chairman	261,700,000[3,4]	45.5%	Common
Josh Berman VP and Director	11,875,000	2.4%	Common
Richard Dreger	40,000,000	6.9%	Common
Rick Galasieski	36,250,000	6.3%	Common
All Directors and Officers as a Group	273,575,000	47.9%	Common

(1) The percentage of shares owned is based on 575,153,870 shares being outstanding as of February 15, 2012.  Where the beneficially owned shares of any individual or group in the following table includes any options, warrants, or other rights to purchase shares in the Company’s stock, the percentage of shares owned includes such shares as if the right to purchase had been duly exercised.

(2) Beneficial Ownership of Securities: Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, involving the determination of beneficial owners of securities, a beneficial owner of securities is person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to the securities, and any person who has the right to acquire beneficial ownership of the security within sixty days through means including the exercise of any option, warrant or conversion of a security.

(3) Mr. Bruce Berman had issued private warrants to purchase up to 61,500,000,000 of his shares to certain employees of the Company.  Of the warrants, 6,875,000 warrants to Josh Berman remain; all others have either been exercised or have expired.  Mr. Josh Berman exercised 6,875,000 warrants on January 19, 2012 and can exercise the remaining 6,875,000 warrants on or after January 14, 2014.  On February 3, 2012, Mr. Josh Berman was also granted 30,000,000 options at an exercise price of $0.025 that vest 10,000,000 per year beginning on February 3,

2013.  Mr. Josh Berman’s warrants are not included in the above table as they are not exercisable within sixty days of the date hereof.

(4) Includes 240,000,000 shares of common stock held individually, and 21,700,000 shares of common stock held by Bruce A. Berman Trust, of which he is trustee.

OTHER ACTION

No other action was taken or authorized by the stockholders’ written consent to corporate action to which this Information Statement pertains.

COSTS OF INFORMATION STATEMENT

This Information Statement has been prepared by the Company and its Board of Directors. The Company will bear the costs of distributing this Information Statement to stockholders, including the expense of preparing, assembling, printing and mailing the Information Statement.  Although there is no formal agreement to do so, the Company may reimburse attorneys, banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Information Statement and related materials to stockholders.  The Company may pay for and use the services of other individuals or companies not regularly employed by the Company in connection with the distribution of this Information Statement if the Board of Directors of the Company determines that this is advisable.

By Order of the Board of Directors

\s\ Bruce Berman

Bruce Berman

Chief Executive Officer

Exhibit 3.1

DEAN HELLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4299

(775) 684-5708

Website:  secretaryofstate.biz

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Certificate of Amendment

(Pursuant to NRS 78.385 and 78.390)

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Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporation

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.

Name of corporation:

PrepaYd, Inc.

2.

The articles have been amended as follows (provide article numbers, if available):

FIRST.  The name of the Corporation is PrepaYd, Inc.

3.     The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:  a majority of those authorized

4.     Effective date of filing (optional):

5.     Officer signature (required):  /s/ Bruce Berman

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of the shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

Exhibit 3.2

CERTIFICATE OF DESIGNATION

of

SERIES A PREFERRED STOCK

PREPAYD, INC.

a Nevada Corporation

Pursuant to the Nevada Revised Statutes, PrepaYd, Inc., a corporation organized and existing under the laws of the State of Nevada, DOES HEREBY CERTIFY:

That, pursuant to the authority conferred upon the Board of Directors (the “Board”) of PrepaYd, Inc. (the “Company”) on February 15, 2012, adopted the following resolution designating a new series of preferred stock as Series A Preferred Stock:

Section 1. Designation and Amount.  The shares of such series shall be designated as “Series A Preferred Stock” and the number of shares constituting such series shall be two hundred million (200,000,000), par value $0.001 per share.  Such number of shares may be increased or decreased by resolution of the Board of Directors; provided , however , that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding

Section 2. Dividends and Distributions.  ,The holders of shares of Series A Preferred Stock are entitled to equivalent dividends and distributions as are paid to holders of the Common Stock of the Corporation (the “Common Stock”), subject to the rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends or distributions.

Section 3. Voting Rights.  The holders of shares of Series A Preferred Stock shall have three votes per share held on any matter brought before the shareholders for a vote.

Section 4.  Restrictions on Transfer; conversion.  Shares of Series A Preferred Stock may only be sold, transferred, exchanged, converted, gifted, or otherwise dispose of in the following manners:

(a)

Three Year Holding Period.  On or After March 15, 2015, shares of Series A Preferred Stock may be converted at the holder’s option on a share for share basis with shares of common stock.

(b)

Death or Disability.  In the case of the death or permanent disability of a holder of shares Series A Preferred Stock, the shares may be transferred only to a relative of that holder or to an employee of the Company.

(c)

Change in Control.  In the event of a Change in Control of the Company, shares of Series A Preferred Stock shall be converted into shares of Common Stock immediately prior to, and as part of, the transaction.  For the purposes of this Section, "Change in Control" means the consummation of one of the following:

(i)

A reorganization, merger, share exchange, consolidation, or sale or disposition of all or substantially all of the assets of the Company.  A Change in Control does not occur if at least 75% of the voting securities of the resulting entity are held (directly or indirectly) by the Company’s voting shareholders, in substantially the same proportion as their respective ownership of the voting securities of the Company, immediately before that transaction.

(ii)

Any event that results in the removal and replacement of a majority of the Company’s Board of Directors, or the removal and replacement of the Company’s Chief Executive Officer, other than by voluntary resignation or by reason of death or disability.

(e)

Reorganization, etc.  In the even the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, but such transaction does not constitute a Change in Control as defined above, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged for a pro rata number of preferred shares with the same rights and preferences as defined herein.  In such an event, the terms of this Certificate of Designation shall apply to the resulting entity as if it was the Company.

(d)

Liquidation or Dissolution.  In the event the Company is voluntarily or involuntarily liquidated or dissolved, shares of Series A Preferred Stock shall have equivalent rights as the Common Stock with respect to the liquidation or dissolution, including but not limited to rights to any distribution of liquidated assets.

Section 5. Reacquired Shares.  Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.  All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed in its corporate name on this 12th day of March, 2012

PrepaYd, Inc.,

By:

\s\ Bruce A. Berman

Bruce A. Berman, Chief Executive Officer